Exhibit 99.1

LINN ENERGY REPORTS FIRST-QUARTER 2017 RESULTS
HOUSTON, May 11, 2017 – LINN Energy, Inc. (OTCQB: LNGG) (“LINN” or the “Company”) announced today financial and operating results for the first quarter of 2017 and provided updated guidance for the second quarter and full-year 2017.
The Company highlights the following:

•	Successfully emerged from restructuring and reduced total debt to $834 million as of March 31, 2017

•	Entered into a definitive agreement to sell the Jonah and Pinedale assets in Wyoming for $581.5 million

•	Commenced trading on OTCQB market under ticker symbol LNGG

•	Average daily production of 779 MMcfe/d, exceeding midpoint of production guidance

•	Merge horizontal net production increased to 8,000 BOE/d at the end of first quarter and added a second rig

•	LINN’s midstream business in the Merge is now processing ~40 MMcf/d from the Chisholm Trail refrigeration facility

•	Approved the construction of the Chisholm Trail cryogenic plant with a designed capacity of 250 MMcf/d

•	G&A expenses were lower than guidance and the Company continues to improve its cost structure
“We continue to work hand-in-hand with the new board to identify and execute on strategic opportunities to maximize value,” said Mark E. Ellis, President and Chief Executive Officer. “As previously announced, we entered into an agreement to divest of our Jonah and Pinedale assets for $581.5 million. This represents the first step in our transition to a growth-oriented E&P company. We are aggressively pursuing higher return opportunities in the SCOOP / STACK / Merge play where we are increasing rig activity and building out our midstream business. In addition, we are pursuing other emerging horizontal plays in the Mid-Continent, Rockies, North Louisiana and East Texas. In 2017, we plan to test horizontal potential in each of these areas. Our employees are the key driver to unlocking value from these opportunities and I would like to thank them for their commitment to the Company’s success.”
Key Financial Results

	First Quarter
$ in millions, except per unit amounts	2017 (1)		2016 (2)
Average daily production (MMcfe/d)	779		858
Total revenues	$393		$347
Total assets	$3,645		$9,439	(4)
Net income (loss)	$2,390		$(1,348)
Adjusted EBITDAX (a non-GAAP financial measure)	$128		$335
Total debt	$834		$8,170
Total debt / Adjusted EBITDAX (3)	1.63x		6.10x
Net cash provided by (used in) operating activities	$(3)	(5)	$270
Oil and natural gas capital	$57		$24
Total capital	$65		$28

(1)	All amounts reflect the combined results of the one month ended March 31, 2017 (successor) and the two months ended February 28, 2017 (predecessor)

(2)	All amounts reflect continuing operations with the exception of total assets and net loss for 2016

(3)	Annualized

(4)	Includes Berry assets of $2,772 million

(5)	Includes funding of professional fees escrow account and general unsecured claims cash distribution pool of approximately $80 million recorded to restricted cash
Signed Agreement to Sell Jonah and Pinedale Assets for $581.5 Million
As previously announced, the Company signed a definitive agreement to sell its interests in the Jonah and Pinedale Anticline fields located in western Wyoming to Jonah Energy LLC for a contract price of $581.5 million. The transaction is expected to close in the second quarter of 2017 and is subject to satisfactory completion of title and environmental due diligence, as well as the satisfaction of closing conditions. Net proceeds from the sale are expected to be used to reduce outstanding borrowings under the Company’s revolving credit facility and/or term loan. The Company continues to market the previously announced non-core asset sales and there is significant interest in each of the packages.
Balance Sheet and Liquidity
At the end of the first quarter, total assets were approximately $3.6 billion and total liabilities were approximately $1.6 billion, including approximately $834 million of total debt. As of March 31, 2017, the Company had $540 million drawn on a $1.4 billion credit facility and a $294 million term loan outstanding, resulting in approximately $853 million of liquidity including $7 million of outstanding letters of credit. The planned asset sales are expected to further reduce leverage, improve liquidity and increase financial flexibility.

Positive Results Continue in the Merge
In the first quarter, the Company drilled 3 gross (1.86 net) and completed 4 gross (2.14 net) operated horizontal wells targeting the Mississippi and Woodford. To date, the Company has drilled and completed 9 gross (6.66 net) operated horizontal wells with an average normalized peak IP-30 rate of more than 1,450 BOE/d. Over the past two quarters, LINN has improved cycle times by more than 40% to ~30 days (spud to spud) on two-mile laterals and expects to see additional efficiency gains in 2017.
The Company also participated in 5 gross (0.35 net) non-operated horizontal completions in the first quarter. Operated and non-operated horizontal net production in the Merge increased to 8,000 BOE/d by the end of the first quarter. With the addition of a second rig to the program in April and a target to drill 25 gross operated wells in 2017, the Company forecasts to exit 2017 with a horizontal net production rate of approximately 16,700 BOE/d. Recent well results are highlighted below and reflect all LINN operated horizontal wells completed in the Merge to date.

	LINN Operated Well	Working Interest	First Production	Zone	Lateral Length (ft)	Peak IP-30 (BOE/d)(1)	Normalized Peak IP-30(1&2) (BOE/d)	% Oil(1)	Total % Liquids
1	Barbour 12-10-7 1H	90%	Mar-16	Woodford	4,209	668	1,587	29%	50%
2	Hinparr 31-6-10-5 1XH	90%	Nov-16	Mississippi	9,898	2,268	2,291	70%	76%
3	McNeff 22-10-5 1H	99%	Dec-16	Mississippi	4,391	961	2,189	44%	54%
4	Braum 28-21-10-6 1XH	95%	Dec-16	Woodford	10,206	1,445	1,416	13%	30%
5	Braum 33-4-10-6 1XH	77%	Dec-16	Woodford	10,179	769	755	35%	56%
6	Langston 13-24-9-6 1XH	34%	Jan-17	Woodford	10,135	842	831	19%	42%
7	Jackson 25-24-10-6 1XH	62%	Jan-17	Mississippi	9,769	1,612	1,650	47%	63%
8	Doris 12-13-10-6 1XH	58%	Mar-17	Woodford	10,042	1,455	1,449	47%	62%
9	Dream Cooler 13-12-10-6 2XH	59%	Mar-17	Mississippi	9,637	1,242	1,289	23%	53%

(1)	Calculated from gross 2-stream volumes

(2)	The average Peak IP-30 rate shown has been normalized to a 10,000 ft. lateral
LINN’s Chisholm Trail Midstream Business in the Merge is Enhancing Value
The positive production results in the Merge continue to increase demand for our Chisholm Trail midstream business. The refrigeration facility is currently processing approximately 40 MMcf/d and construction has been approved on a cryogenic plant with designed capacity of 250 MMcf/d. The Company has signed agreements dedicating its Merge acreage to Chisholm Trail for gathering and processing. The Company estimates that a midstream business of this type at full capacity could generate annual EBITDAX (a non-GAAP financial measure) between $100 million and $125 million.
Activity Increases in the NW STACK
The Company holds a significant acreage position in the NW STACK that is 99%+ held by production. The primary horizontal drilling targets are the Osage and Meramec formations. Industry activity has significantly increased in the area, with 43 horizontal well permits in the first quarter of 2017 compared to 18 in the first quarter of 2016. There are 17 rigs currently running and recently several companies have announced acreage acquisitions in the area. In the first quarter of 2017, the Company participated in 2 gross (0.24 net) non-operated horizontal completions in the NW STACK.
Pursuing Emerging Growth Opportunities
The Company continues to pursue emerging horizontal opportunities in the Mid-Continent, Rockies, North Louisiana and East Texas. We plan to test horizontal potential in each of these areas and remain committed to the capital investment necessary to maximize the value of these assets. In the first quarter, LINN added one rig in North Louisiana and is currently drilling a Lower Red horizontal well on our Ruston acreage.
Updated 2017 Guidance
2017 Capital has been increased $18 million to $413 million due to a 25% design capacity increase for the Chisholm Trail cryogenic plant. The tables below exclude the impact of asset sales and the Company will provide updated guidance in future quarters as the transactions close. In addition, the Company estimates reorganization costs of approximately $20 million for the remaining three quarters of the year.

$ in millions	Merge	Rest of LINN	2017 Capital
Horizontal development	$100	$65	$165
Vertical development and optimization	—	$95	$95
Land, seismic and water infrastructure	$34	$6	$40
Oil and natural gas capital	$134	$166	$300
Plant and pipeline / Midstream	$100	$2	$102
Administrative	—	$11	$11
Total Capital	$234	$179	$413

First Quarter Actuals and Guidance
	2017 Actuals (4)(5)	Q1 2017E (4)
Net Production

Natural gas (MMcf/d)	496	475	-	495
Oil (Bbls/d)	25,300	25,000	-	27,000
NGL (Bbls/d)	22,000	21,000	-	24,000
Total (MMcfe/d)	779	750	-	800

Other revenues, net (in thousands) (1)	$21,508	$13,500	-	$15,500

Costs (in thousands)

Lease operating expenses	$80,390	$76,000	-	$84,000
Transportation expenses	$39,695	$38,000	-	$42,000
Taxes, other than income taxes	$23,249	$22,000	-	$26,000

Total operating expenses	$143,334	$136,000	-	$152,000

General and administrative expenses (2)(3)	$27,724	$30,000	-	$36,000

Costs per Mcfe (Mid-Point)

Lease operating expenses	$1.15	$1.14
Transportation expenses	$0.57	$0.57
Taxes, other than income taxes	$0.33	$0.35
Total operating expenses	$2.05	$2.06

General and administrative expenses (2)(3)	$0.40	$0.47

Targets (Mid-Point) (in thousands)

Adjusted EBITDAX	$128,134	$122,000

Interest expense	$23,323	$25,000

Oil and natural gas capital	$56,806	$56,000

Total capital	$65,488	$84,000

Weighted Average NYMEX Differentials

Natural gas (MMBtu)	$(0.23)	$(0.32)	-	$(0.22)
Oil (Bbl)	$(3.26)	$(4.50)	-	$(3.50)

NGL price as a % of crude oil price	45%	40%-45%
_________________________________________________________

(1)	First two months includes other revenues, margin on marketing activities and ~$6 million of Berry management fee reimbursements

(2)	First two months includes G&A expenses related to operating Berry’s assets. See footnote (1) for ~$6 million of Berry management fee reimbursements in “other revenues, net”

(3)	As included in operating cash flow and excludes share-based compensation expenses of approximately $54 million

(4)	Does not include any post-emergence restructuring costs

(5)	Does not include effect of asset sales or related severance costs

Second Quarter and Full Year 2017 Guidance Update
	Q2 2017E (4)(5)			FY 2017E (1)(2)(4)(5)
Net Production

Natural gas (MMcf/d)	460	-	510	470	-	520
Oil (Bbls/d)	24,000	-	27,000	25,000	-	28,000
NGL (Bbls/d)	21,000	-	23,000	21,000	-	23,000
Total (MMcfe/d)	730	-	810	745	-	825

Other revenues, net (in thousands)	$9,000	-	$10,000	$44,000	-	$48,000

Costs (in thousands)

Lease operating expenses (3)	$75,000	-	$83,000	$302,000	-	$336,000
Transportation expenses	37,000	-	42,000	151,000	-	168,000
Taxes, other than income taxes	22,000	-	26,000	91,000	-	101,000
Total operating expenses	$134,000	-	$151,000	$544,000	-	$605,000

General and administrative expenses (2)(3)	$27,000	-	$30,000	$115,000	-	$125,000

Costs per Mcfe (Mid-Point)

Lease operating expenses (3)	$1.13	$1.11
Transportation expenses	$0.56	$0.56
Taxes, other than income taxes	$0.34	$0.33
Total operating expenses	$2.03	$2.00

General and administrative expenses (2)(3)	$0.41	$0.42

Targets (Mid-Point) (in thousands)

Adjusted EBITDAX	$116,000	$496,000

Interest expense	$13,000	$60,000

Oil and natural gas capital	$52,000	$300,000

Total capital	$88,000	$413,000

Weighted Average NYMEX Differentials

Natural gas (MMBtu)	$(0.15)	-	$(0.35)	$(0.35)	-	$(0.15)
Oil (Bbl)	$(5.00)	-	$(3.00)	$(5.00)	-	$(3.00)

NGL price as a % of crude oil price	34%-38%	34%-42%

Unhedged Commodity Price Assumptions	Apr	May	Jun	FY 2017E
Natural gas (MMBtu)	$3.18	$3.14	$3.28	$3.33
Oil (Bbl)	$51.12	$49.33	$49.33	$50.51
NGL (Bbl)	$18.41	$17.80	$17.84	$19.06
__________________________________________________________________

(1)	Includes other revenues, margin on marketing activities and ~$6 million of Berry management fee reimbursements for the first quarter

(2)	First quarter includes two months of G&A expenses related to operating Berry’s assets. See footnote (1) for ~$6 million of Berry management fee reimbursements in “other revenues, net”

(3)	As included in operating cash flow and excludes share-based compensation expenses

(4)	Does not include any post-emergence restructuring costs

(5)	Does not include the effect of asset sales or related severance costs

Hedging Update as of April 30, 2017
Natural Gas

	2017		2018		2019
	Volume (MMMBtu/d)	Average Price (per MMBtu)	Volume (MMMBtu/d)	Average Price (per MMBtu)	Volume (MMMBtu/d)	Average Price (per MMBtu)
Swaps	370	$3.17	131	$3.01	31	$2.97
Oil

	2017		2018		2019
	Volume (Bbls/d)	Average Price (per Bbl)	Volume (Bbls/d)	Average Price (per Bbl)	Volume (Bbls/d)	Average Price (per Bbl)
Swaps	12,000	$52.13	1,500	$54.07	-	-
Collars	-	-	5,000	$50.00 - $55.00	5,000	$50.00 - $55.00
Update on Public Common Stock Listing
LINN Energy, Inc. (OTCQB: LNGG) announced April 10, 2017 that its common stock was approved for trading on the OTCQB market under the symbol LNGG. Investors can find real-time quotes and market information for the Company on www.otcmarkets.com. The Company currently has approximately 89.2 million shares issued and outstanding, with a total of 9.9 million shares reserved for issuance under the Company’s Omnibus Incentive Pan (of which 3.7 million have been issued to date as restricted stock units).
Form 10‑Q / Earnings Call / Upcoming Conferences
LINN plans to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, with the Securities and Exchange Commission on May 11, 2017 and will host a conference call on Thursday, May 11, 2017 at 10 a.m. (CDT) to discuss the Company’s first quarter 2017 results. A replay of the call and a transcript will be available on the Company’s website until May 25, 2017. Additionally, we plan to attend the upcoming UBS conference in late May and the RBC conference in early June.
Link to the Company’s website: http://www.linnenergy.com
Link to presentations: http://ir.linnenergy.com/presentations.cfm
About LINN Energy
LINN Energy, Inc. was formed in February 2017 as the reorganized successor to Linn Energy, LLC. Headquartered in Houston, Texas, the Company’s core focus is the upstream and midstream development of the SCOOP / STACK / Merge in Oklahoma. Additionally, the Company is pursuing emerging horizontal opportunities in the Mid-Continent, Rockies, North Louisiana and East Texas while continuing to add value by efficiently operating and applying new technology to a diverse set of long-life producing assets.
Forward-Looking Statements
Statements made in this press release that are not historical facts are “forward-looking statements.” These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, and anticipated future developments. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to financial performance and results, ability to improve our financial results and profitability following emergence from bankruptcy, availability of sufficient cash flow to execute our business plan, ability to execute planned asset sales, continued low or further declining commodity prices and demand for oil, natural gas and natural gas liquids, ability to hedge future production, ability to replace reserves and efficiently develop current reserves, the capacity and utilization of midstream facilities, the regulatory environment and other important factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Please read “Risk Factors” in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other public filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.
CONTACTS: LINN Energy, Inc.
Investors:
Thomas Belsha, Vice President — Investor Relations
Brandon Powell, Analyst — Investor Relations
(281) 840-4110
ir@linnenergy.com

Consolidated Balance Sheets (Unaudited)

	Successor	Predecessor
	March 31, 2017	December 31, 2016
(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,072	$694,857
Accounts receivable – trade, net	181,034	198,064
Derivative instruments	2,406	—
Restricted cash	81,766	1,602
Other current assets	91,005	106,011
Total current assets	357,283	1,000,534

Noncurrent assets:
Oil and natural gas properties (successful efforts method)	2,203,893	13,232,959
Less accumulated depletion and amortization	(15,351)	(9,999,560)
	2,188,542	3,233,399

Other property and equipment	445,951	636,487
Less accumulated depreciation	(4,197)	(224,547)
	441,754	411,940

Derivative instruments	8,960	—
Deferred income taxes	624,704	—
Other noncurrent assets	23,352	14,718
	657,016	14,718
Total noncurrent assets	3,287,312	3,660,057
Total assets	$3,644,595	$4,660,591

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$334,160	$295,077
Derivative instruments	18,701	82,508
Current portion of long-term debt, net	28,125	1,937,729
Other accrued liabilities	48,829	26,304
Total current liabilities	429,815	2,341,618

Derivative instruments	—	11,349
Long-term debt	805,625	—
Other noncurrent liabilities	350,981	399,607
Liabilities subject to compromise	—	4,305,005

Temporary Equity
Redeemable noncontrolling interests	29,350	—
Stockholders’/unitholders’ equity (deficit):
Predecessor units issued and outstanding	—	5,386,885
Predecessor accumulated deficit	—	(7,783,873)
Successor Class A common stock	89	—
Successor additional paid-in capital	2,035,991	—
Successor accumulated deficit	(7,256)	—
Total stockholders’/unitholders’ equity (deficit)	2,028,824	(2,396,988)
Total liabilities and equity (deficit)	$3,644,595	$4,660,591

Consolidated Statements of Operations (Unaudited)

	Successor	Predecessor
	One Month Ended March 31, 2017	Two Months Ended February 28, 2017	Three Months Ended March 31, 2016
(in thousands, except per share and per unit amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$87,445	$203,766	$199,849
Gains (losses) on oil and natural gas derivatives	(11,959)	92,691	109,453
Marketing revenues	2,914	6,636	9,061
Other revenues	2,033	9,925	28,336
	80,433	313,018	346,699
Expenses:
Lease operating expenses	27,166	53,224	88,387
Transportation expenses	13,723	25,972	41,994
Marketing expenses	2,539	4,820	7,833
General and administrative expenses	10,411	71,745	83,720
Exploration costs	55	93	2,693
Depreciation, depletion and amortization	21,362	56,484	105,215
Impairment of long-lived assets	—	—	123,316
Taxes, other than income taxes	7,502	15,747	19,754
Losses on sale of assets and other, net	445	672	1,269
	83,203	228,757	474,181
Other income and (expenses):
Interest expense, net of amounts capitalized	(4,917)	(18,406)	(85,267)
Other, net	(388)	(149)	68
	(5,305)	(18,555)	(85,199)
Reorganization items, net	(2,565)	2,331,189	—
Income (loss) from continuing operations before income taxes	(10,640)	2,396,895	(212,681)
Income tax expense (benefit)	(3,384)	(166)	10,246
Income (loss) from continuing operations	(7,256)	2,397,061	(222,927)
Loss from discontinued operations, net of income taxes	—	—	(1,124,819)
Net income (loss)	$(7,256)	$2,397,061	$(1,347,746)

Basic and diluted income (loss) per share/unit – continuing operations	$(0.08)	$6.79	$(0.64)
Basic and diluted loss per share/unit – discontinued operations	$—	$—	$(3.19)
Basic and diluted net income (loss) per share/unit	$(0.08)	$6.79	$(3.83)
Basic and diluted weighted average shares/units outstanding	89,848	352,792	352,234

Consolidated Statements of Cash Flows (Unaudited)

	Successor	Predecessor
	One Month Ended March 31, 2017	Two Months Ended February 28, 2017	Three Months Ended March 31, 2016
(in thousands)
Cash flow from operating activities:
Net income (loss)	$(7,256)	$2,397,061	$(1,347,746)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss from discontinued operations	—	—	1,124,819
Depreciation, depletion and amortization	21,362	56,484	105,215
Impairment of long-lived assets	—	—	123,316
Deferred income taxes	(3,384)	(166)	9,422
Noncash (gains) losses on oil and natural gas derivatives	17,741	(104,263)	225,258
Share-based compensation expenses	4,177	50,255	12,425
Amortization and write-off of deferred financing fees	3	1,338	4,676
Losses on sale of assets and other, net	345	1,069	2,226
Reorganization items, net	—	(2,359,364)	—
Changes in assets and liabilities:
(Increase) decrease in accounts receivable – trade, net	26,614	(7,216)	(16,082)
(Increase) decrease in other assets	(2,620)	402	(8,225)
Increase in restricted cash	—	(80,164)	—
Increase (decrease) in accounts payable and accrued expenses	(43,476)	20,949	(630)
Increase in other liabilities	4,187	2,801	35,713
Net cash provided by (used in) operating activities – continuing operations	17,693	(20,814)	270,387
Net cash provided by operating activities – discontinued operations	—	—	20,641
Net cash provided by (used in) operating activities	17,693	(20,814)	291,028

Cash flow from investing activities:
Development of oil and natural gas properties	(20,244)	(50,739)	(70,407)
Purchases of other property and equipment	(2,466)	(7,851)	(6,404)
Proceeds from sale of properties and equipment and other	326	(166)	(280)
Net cash used in investing activities – continuing operations	(22,384)	(58,756)	(77,091)
Net cash used in investing activities – discontinued operations	—	—	(14,330)
Net cash used in investing activities	(22,384)	(58,756)	(91,421)

Cash flow from financing activities:
Proceeds from rights offering, net	—	514,069	—
Proceeds from borrowings	30,000	—	978,500
Repayments of debt	(96,250)	(1,038,986)	(100,000)
Payment to holders of claims under the second lien notes	—	(30,000)	—
Other	17,658	(6,015)	(20,719)
Net cash provided by (used in) financing activities – continuing operations	(48,592)	(560,932)	857,781
Net cash from financing activities – discontinued operations	—	—	—
Net cash provided by (used in) financing activities	(48,592)	(560,932)	857,781

Net increase (decrease) in cash and cash equivalents	(53,283)	(640,502)	1,057,388
Cash and cash equivalents:
Beginning	54,355	694,857	2,168
Ending	1,072	54,355	1,059,556
Less cash and cash equivalents of discontinued operations at end of period	—	—	(7,334)
Ending – continuing operations	$1,072	$54,355	$1,052,222

Adjusted EBITDAX (Non-GAAP Measure)

The non-GAAP financial measure of adjusted EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Therefore, this non-GAAP measure should be considered in conjunction with net income (loss) and other performance measures prepared in accordance with GAAP. Adjusted EBITDAX should not be considered in isolation or as a substitute for GAAP.
Adjusted EBITDAX is a measure used by Company management to evaluate the Company's operational performance and for comparisons to the Company's industry peers. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.
The following presents a reconciliation of net income (loss) to adjusted EBITDAX:

	Three Months Ended March 31,
	2017(1)	2016
	(in thousands)

Net income (loss)	$2,389,805	$(1,347,746)
Plus (less):
Loss from discontinued operations	―	1,124,819
Interest expense	23,323	85,267
Income tax expense (benefit)	(3,550)	10,246
Depreciation, depletion and amortization	77,846	105,215
Exploration costs	148	2,693
EBITDAX	2,487,572	(19,506)
Plus (less):
Impairment of long-lived assets	―	123,316
Noncash (gains) losses on oil and natural gas derivatives	(86,522)	225,258
Accrued settlements on oil derivative contracts related to current production period (2)	1,302	(7,862)
Share-based compensation expenses	54,432	12,425
Write-off of deferred financing fees	―	16
(Gains) losses on sale of assets and other, net (3)	(26)	1,358
Reorganization items, net (4)	(2,328,624)	―
Adjusted EBITDAX	$128,134	$335,005

In addition, the Company reported the following other items:

	Three Months Ended March 31,
	2017(1)	2016
	(in thousands)

Prepetition restructuring costs included in general and administrative expenses (5)	$—	$17,164
Premiums paid for put options that settled during the period (6)	—	(37,485)

(1)	All amounts reflect the combined results of the one month ended March 31, 2017 (successor) and the two months ended February 28, 2017 (predecessor).

(2)	Represent amounts related to oil derivative contracts that settled during the respective period (contract terms had expired) but cash had not been received as of the end of the period.

(3)	Primarily represent gains or losses on the sale of assets, gains or losses on inventory valuation and amortization of basis difference for equity method investments.

(4)
Represent costs and income directly associated with the Company’s filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code since the petition date, and also include adjustments to reflect the carrying value of certain liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments are determined.

(5)
Represent restructuring costs incurred by the Company prior to its filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code, which are included in general and administrative expenses.

(6)	Represent premiums paid at inception for put options that settled during the respective period. The Company has not purchased any put options since 2012.

The following presents the Company’s calculation of total debt to adjusted EBITDAX:

	Three Months Ended March 31,
	2017(1)	2016(2)
	(in thousands, except ratios)

Total debt (3)	$833,750	$8,170,040
Adjusted EBITDAX	$128,134	$335,005
Adjusted EBITDAX (Annualized twelve months)	$512,536	$1,340,020

Total debt / Adjusted EBITDAX (4)	1.63x	6.10x

(1)	Adjusted EBITDAX reflects the combined results of the one month ended March 31, 2017 (successor) and the two months ended February 28, 2017 (predecessor).

(2)	Information presented for 2016 relates only to LINN Energy’s continuing operations.

(3)	Total debt as of March 31, 2017, and March 31, 2016, respectively.

(4)	Calculated as total debt divided by adjusted EBITDAX (annualized twelve months).